                                                                  EXHIBIT 10.60

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE SOLD, OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY SUCH APPLICABLE STATE LAWS, OR IN VIOLATION OF THE PROVISIONS OF THIS WARRANT.

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF OCTOBER 27, 1997.

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT AS PART OF UNITS WITH SHARES OF SERIES A PREFERRED STOCK OF CODE ALARM, INC. AND ARE SUBJECT TO REPURCHASE BY CODE ALARM, INC. IN ACCORDANCE WITH THE TERMS OF A UNIT PURCHASE AGREEMENT DATED AS OF OCTOBER 27, 1997 AMONG CODE ALARM, INC., PEGASUS PARTNERS, L.P. AND PEGASUS RELATED PARTNERS, L.P.



                                    WARRANT

                          To Purchase Common Stock of

                                CODE ALARM INC.




                        Issuance Date: October 27, 1997

      Issued To: [Pegasus Partners, L.P.] [Pegasus Related Partners, L.P.]





No. of Shares of Common Stock:  _________

                              TABLE OF CONTENTS


                                                                                                                              Page
                                                                                                                              ----

1. DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . .   1

2. EXERCISE OF WARRANT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
   2.1. Manner of Exercise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
   2.2. Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . .   7
   2.3. Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
   2.4. Continued Validity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .   8

3. TRANSFER, DIVISION AND COMBINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
   3.1. Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
   3.2. Division and Combination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
   3.3. Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
   3.4. Maintenance of Books   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

4. ADJUSTMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .   9
   4.1. Stock Dividends, Subdivisions and Combinations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
   4.2. Certain Other Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   4.3. Issuance of Additional Shares of Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   4.4. Issuance of Warrants or Other Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   4.5. Issuance of Convertible Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   4.6. Superseding Adjustment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   4.7. Other Provisions Applicable to Adjustments Under This Section  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
   4.8. Reorganization, Reclassification, Liquidation, Dissolution, Merger, Consolidation or Disposition of Assets . . . . . .  16
   4.9. Other Action Affecting Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
   4.10. Certain Limitations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

5. NOTICES TO WARRANTHOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
   5.1. Notice of Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
   5.2. Notice of Certain Corporate Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

6. NO IMPAIRMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

7. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY  . . . . . . . .  18

8. TAKING OF A RECORD; STOCK AND WARRANT TRANSFER BOOKS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

9. RESTRICTIONS ON TRANSFERABILITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                                                                                             Page
                                                                                                                             ----
    9.1. Restrictive Legends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    9.2. Notice of Proposed Transfers; Requests for Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    9.3. No Transfer to Directed Electronics, Inc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    9.4. Termination of Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

10. SUPPLYING INFORMATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

11. LOSS OR MUTILATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

12. OFFICE OF THE COMPANY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

13. REPURCHASE BY THE COMPANY OF WARRANT AND WARRANT STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    13.1. Obligation to Repurchase Warrant and Warrant Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
    13.2. Payment of Repurchase Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    13.3. Obligation to Repurchase When Preferred Shares Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

14. REGISTRATION RIGHTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

15. LIMITATION OF LIABILITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

16. DIVIDENDS ON UNDERLYING COMMON STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

17. MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
    17.1. Nonwaiver and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
    17.2. Notice Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
    17.3. Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
    17.4. Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    17.5. Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    17.6. Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    17.7. Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    17.8. Governing Law; Consent to Jurisdiction and Venue  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    17.9. Mutual Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE SOLD, OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY SUCH APPLICABLE STATE LAWS, OR IN VIOLATION OF THE PROVISIONS OF THIS WARRANT.

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF OCTOBER 27, 1997.

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT AS PART OF UNITS WITH SHARES OF SERIES A PREFERRED STOCK OF CODE ALARM, INC. AND ARE SUBJECT TO REPURCHASE BY CODE ALARM, INC. IN ACCORDANCE WITH THE TERMS OF A UNIT PURCHASE AGREEMENT DATED AS OF OCTOBER 27, 1997 AMONG CODE ALARM, INC., PEGASUS PARTNERS, L.P. AND PEGASUS RELATED PARTNERS, L.P.


Warrant Number: ___________      Date of Issuance: ________
No. of Shares of Common Stock:  ________


                                    WARRANT

                          To Purchase Common Stock of

                                CODE ALARM INC.


  THIS IS TO CERTIFY THAT [Pegasus Partners, L.P.] [Pegasus Related Partners, L.P.] or its registered assigns, is entitled, at any time during the Exercise Period (as hereinafter defined), to purchase from Code Alarm Inc., a Michigan corporation (the "Company"), _______________________ (______) shares of Common
Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price of $1.8759559 per share (subject to adjustment as set forth herein), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1. DEFINITIONS

  As used in this Warrant, the following terms have the respective meanings set forth below:

   "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Closing Date, other than Warrant Stock, whether now authorized or not.

  "Affiliate" of any Person shall mean a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with, such Person.

  "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

  "Closing Date" shall mean October 27, 1997.

  "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

  "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, no par value, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.8) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by
Section 4.8.

  "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

  "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, the average of the daily market prices for the 20 consecutive Trading Days immediately preceding such date. The daily market price for each such Trading Day shall be (i) the last sale price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange, the last reported sale price as officially quoted on any such exchange, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange but is traded on the Nasdaq Stock Market, the last reported sale price as officially quoted on the Nasdaq Stock Market, (iv) if the Common Stock is not then traded on the Nasdaq Stock Market, the last reported sale price on the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), or if such sale price is not available on such date, the average of the closing bid and asked prices on such date as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), or (v) if there is no such organization or agency, as furnished by any member of the NASD selected mutually by the Majority Holders and the Company or, if they cannot agree upon such selection, by a member selected by two such members of the NASD, one of which shall be selected by the Majority Holders and one of which shall be selected by the Company.

  "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date. On the Closing Date, the Current Warrant Price is $1.8759559 per share of Common Stock, and is subject to adjustment pursuant to Section 4.

  "DEI" shall mean Directed Electronics, Inc., a California corporation.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

  "Exercise Period" shall mean an infinite period beginning on the Closing Date; provided, however, that if the Company shall have exercised its rights to redeem the Preferred Shares pursuant to Section 8.01(a) of the Unit Purchase Agreement, the Exercise Period shall end at 5:00 P.M., Michigan time, on the seventh anniversary of the Closing Date.

  "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of this Warrant outstanding on such date and other options or warrants to purchase, or securities convertible into, shares of Common Stock outstanding on such date, whether or not such options, warrants or other securities are presently convertible or exercisable.

  "Holder" shall mean, as the context requires, the Person in whose name this Warrant or one of the other Warrants is registered on the books of the Company maintained for such purpose and/or the Person holding any Warrant Stock.

  "Independent Counsel" shall mean counsel to the Holder reasonably acceptable to the Company.

  "Majority Holders" shall mean, at any given time, holders of Warrants and Other Warrants then outstanding who would hold a majority of the Common Stock purchasable upon exercise of all Warrants and Other Warrants in the event all Warrants and Other Warrants were so exercised at such time.

  "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

  "New Securities" shall mean any Additional Shares of Common Stock, and any rights or options to purchase any Additional Shares of Common Stock, and any Convertible Securities.

  "Other Property" shall have the meaning set forth in Section 4.8.

  "Other Warrants" shall mean warrants issued to Pegasus Partners, L.P. or Pegasus Related Partners, L.P. pursuant to Section 3.01(s) or 5.04 of the Unit Purchase Agreement, and all warrants issued upon transfer, division or combination of, or in substitution or exchange for, any thereof.

  "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

  "Payment Shares" shall have the meaning set forth in Section 2.1.

  "Permitted Issuances" shall mean (i) the issuance of shares of Common Stock pursuant to an underwritten public offering, (ii) the issuance of Other Warrants, (iii) the issuance of shares of Common Stock upon exercise of the Warrants or the Other Warrants, (iv) the issuance of up to 280,000 shares of Common Stock upon the exercise of options issued to management employees of the Company or its Subsidiaries pursuant to the Company's 1987 Stock Option Plan,
(v) provided that the Charter Amendment (as defined in the Unit Purchase Agreement) has (1) been approved and adopted by the Company's stockholders, (2) been filed with the Department of Consumer and Industry Services of the State of Michigan and (3) become effective, the issuance of up to 1,317,178 shares of Common Stock or options to acquire such shares to management employees of the Company or its Subsidiaries pursuant to the Company's 1997 Stock Option Plan,
(vi) the issuance of Preferred Shares and (vii) the issuance to General Electric Capital Corporation on October 24, 1997 of warrants to purchase up to 131,718 shares of Common Stock (subject to adjustment as provided therein) and the issuance of Common Stock upon the exercise thereof.

  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

  "Preferred Shares" shall mean shares of Series A Preferred Stock of the Company.

  "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of the Closing Date among the Company, Pegasus Partners, L.P., Pegasus Related Partners, L.P. and General Electric Capital Corporation.

  "Reorganization" shall have the meaning set forth in Section 4.8.

  "Repurchase Price" shall have the meaning set forth in Section 13.2.

  "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 9.1(a).

  "Restrictions" shall have the meaning set forth in Section 13.1(c).

  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

  "Subsidiary" shall mean any corporation of which an aggregate of more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by the Company and/or one or more Subsidiaries of the Company.

  "Trading Day" shall mean (i) any day on which stock is traded on the principal stock exchange on which the Common Stock is listed or admitted to trading, (ii) if the Common Stock is not then listed or admitted to trading on any stock exchange but is traded on the Nasdaq Stock Market, any day on which stock is traded on the Nasdaq Stock Market, or (iii) if the Common Stock is not then traded on the Nasdaq Stock Market, any day on which stock is traded in the over-the counter market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).

  "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

  "Unit Purchase Agreement" shall mean the Unit Purchase Agreement dated as of the Closing Date, by and among the Company, Pegasus Partners, L.P. and Pegasus Related Partners, L.P.

  "Units" shall mean units consisting of one Preferred Share and one warrant to purchase 72.2525247 shares of Common Stock, as adjusted from time to time.

        "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

        "Warrant Stock" shall mean the shares of Common Stock purchased by Holders of the Warrants upon the exercise thereof.

        "Warrants" shall mean the warrants, dated October 27, 1997 issued by the Company to Pegasus Partners, L.P. and Pegasus Related Partners, L.P. as part of Units and all warrants issued as part of Units issued as dividends on the Preferred Shares, and all warrants issued upon transfer, division or combination of, or in substitution or exchange for, any thereof.

2. EXERCISE OF WARRANT

        2.1. Manner of Exercise. At any time during the Exercise Period, the Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder provided, however, that the Company shall only be required to issue shares to the extent such shares are required to be available for issuance pursuant to Section 7; and provided, further, however, that for all purposes hereunder other than its direct exercise for shares of Common Stock (including but not limited to for purposes of Section 4.8 and 16), this Warrant shall be deemed to be exercisable for the full amount of shares of Common Stock represented by this Warrant, without regard to the number of shares of Common Stock available or set aside for issuance upon such exercise..

  In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its office at 950 East Whitcomb, Madison Heights, Michigan 48071, or at the office or agency designated by the Company pursuant to Section 12, (i) a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price in the manner provided below, and
(iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by the Holder or its duly appointed agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall request in the notice and shall be registered in the name of the Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with payment of the Warrant Price by the certificates representing

Preferred Shares (together with instruments of transfer reasonably acceptable to the Company) or the cash or check or checks, as applicable, and this Warrant, are received by the Company as described above and all taxes required to be paid by the Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, subject to the following paragraph, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

        So long as the Company has not exercised its rights to redeem the Preferred Shares pursuant to Section 8.01(a) of the Unit Purchase Agreement, payment of the Warrant Price shall be made by delivery of Preferred Shares with an aggregate stated value, plus accrued and unpaid dividends thereon, equal to the Warrant Price. So long as the Company has not exercised its rights to redeem the Preferred Shares pursuant to Section 8.01(a) of the Unit Purchase Agreement, if, following exercise of any portion of this Warrant, the Holder no longer holds any Preferred Shares, then the remainder of this Warrant shall be cancelled and no new Warrant shall be issued in place thereof.

        At any time after the Company has exercised its rights to redeem the Preferred Shares pursuant to Section 8.01(a) of the Unit Purchase Agreement, payment of the Warrant Price shall be made at the option of the Holder by (i) cash, (ii) wire transfer to an account in a bank located in the United States designated for such purpose by the Company, (iii) certified or official bank check, or (iv) any combination of the foregoing; provided, however, that the Holder shall have the right, at its election, in lieu of delivering the Warrant Price in cash, to instruct the Company in the form of Subscription Notice to retain, in payment of the Warrant Price, a number of shares of Common Stock (the "Payment Shares") equal to the quotient of the aggregate Warrant Price of the shares as to which this Warrant is then being exercised divided by the Current Market Price.

        2.2. Payment of Taxes. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon the Holder, in which case such taxes or charges shall be paid by the Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of the Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

        2.3. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

        2.4. Continued Validity. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as the Holder under Sections 6, 10, 13, 14, 15 and 17 of this Warrant, subject to the obligations thereunder. The Company will, at the time of each exercise of this Warrant, in whole or in part, upon the request of the holder of the shares of Common Stock issued upon such exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all such rights; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

3. TRANSFER, DIVISION AND COMBINATION

        3.1. Transfer. So long as the Company has not exercised its rights to redeem the Preferred Shares pursuant to Section 8.01(a) of the Unit Purchase Agreement, this Warrant may only be transferred together with Preferred Shares issued as part of Units containing all or a portion of this Warrant. Subject to compliance with the foregoing sentence and with Section 9, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and if such transfer is not to be made pursuant to Section 13, funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to the first sentence of this Section 3.1 and to Section 9, execute and deliver a new Warrant or Warrants in the name(s) of the assignee or assignees and in the denomination(s) specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with the first sentence of this Section 3.1 and with
Section 9, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued. If requested by the Company, a new

Holder shall acknowledge in writing, in form reasonably satisfactory to the Company, such Holder's continuing obligation under Section 9.

        3.2. Division and Combination. Subject to Section 9, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with
Section 3.1 and with Section 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

        3.3. Expenses. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 3.

        3.4. Maintenance of Books. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

4. ADJUSTMENTS

        The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

        4.1. Stock Dividends, Subdivisions and Combinations.If at any time the Company shall:

   (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

   (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

   (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, by a reverse stock split or otherwise,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

        4.2. Certain Other Distributions. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

   (a) cash;

   (b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash,
       Convertible      Securities or Additional Shares of Common Stock); or

   (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock);

and the Holder of this Warrant has not received a payment on behalf of such dividend or distribution pursuant to Section 16 hereof, then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment by a fraction (A) the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record and (B) the denominator of which shall be such Current Market Price per share of Common Stock, minus the amount allocable to one share of Common Stock of (x) any such cash so distributable and (y) the fair value (as determined in good faith by the Board of Directors of the Company and, if requested by the Holder, supported by an opinion from an investment banking firm of recognized national standing reasonably acceptable to the Majority Holders) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

        4.3. Issuance of Additional Shares of Common Stock. (a) In the event the Company shall issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, for a consideration per Additional Share of Common Stock less than the greater of the Current Warrant Price and the Current Market Price, then the Current Warrant Price shall be reduced to the lower of the prices calculated as follows:

        (1) by dividing (A) an amount equal to the sum of (x) the number of Fully Diluted Outstanding shares of Common Stock immediately prior to such issue or sale multiplied by the then existing Current Warrant Price plus (y) the aggregate consideration, if any, received by the Company upon such issue or sale, by (B) the total number of Fully Diluted Outstanding shares of Common Stock outstanding immediately after such issue or sale; and

        (2) by multiplying the then existing Current Warrant Price by a fraction the numerator of which shall be the sum of (x) the number of Fully Diluted Outstanding shares of Common Stock immediately prior to such issue or sale multiplied by the Current Market Price per share of Common Stock immediately prior to such issue or sale plus (y) the consideration received by the Company upon such issue or sale, and the denominator of which shall be the total number of Fully Diluted Outstanding shares of Common Stock immediately after such issue or sale multiplied by the Current Market Price per share of Common Stock immediately prior to such issue or sale.

        For purposes of this subsection (a), the date as of which the Current Market Price per share of Common Stock shall be computed shall be the earlier of the date upon which the Company shall (i) enter into a firm contract for the issuance of such shares or (ii) issue such shares.

        Upon any adjustment of the Current Warrant Price as provided in this
Section 4.3(a), the Holder shall thereafter be entitled to purchase, at the Current Warrant Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Current Warrant Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment and dividing the product thereof by the Current Warrant Price resulting from such adjustment.

        (b) The provisions of this Section 4.3 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under
Section 4.1 or 4.2. No adjustment shall be made under this Section 4.3 upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4.4 or Section 4.5.

        4.4. Issuance of Warrants or Other Rights. Except with respect to Permitted Issuances and distributions on behalf of which a payment is made to the Holder of this Warrant pursuant to Section 16 hereof, if at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants (other than the Warrants) or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the greater of the Current Warrant Price and the Current Market Price in effect immediately prior to the time of such distribution, issue or sale, then the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price shall be adjusted as provided in Section 4.3(a) on the basis that (i) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding, (ii) the price per share for such Additional Shares of Common Stock shall be deemed to be the lowest price per share at which such Additional Shares of Common Stock are issuable to such holders, and (iii) the Company shall have received all of the consideration, if any, payable for such warrants or other rights as of the date of the actual issuance thereof. No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable or of the Current Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities.

        4.5. Issuance of Convertible Securities. Except with respect to Permitted Issuances and distributions on behalf of which a payment is made to the Holder of this Warrant pursuant to Section 16 hereof, if at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the greater of the Current Warrant Price and the Current Market Price in effect immediately prior to the time of such issue or sale, then the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price shall be adjusted as provided in
Section 4.3(a) on the basis that (i) the maximum number of Additional Shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding, (ii) the price per share of such Additional Shares of Common Stock shall be deemed to be the lowest possible price in any range of prices at which such Additional Shares of Common Stock are available to such holders, and (iii) the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No further adjustment of the number of shares of Common Stock for which this Warrant is exercisable or of the Current Warrant Price shall be made under this Section 4.5 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4.4. No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable or of the Current Warrant Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase or any warrant or other right to purchase any such Convertible Securities for which adjustments thereof have been or are to be made pursuant to other provisions of this Section 4, no further adjustments shall be made by reason of such issue or sale.

        4.6. Superseding Adjustment. If, at any time after any adjustment of the number of shares of Common Stock for which this Warrant is exercisable shall have been made pursuant to Section 4.4 or Section 4.5 as the result of any issuance of warrants, rights or Convertible Securities, and either

   (a) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

   (b) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or such other Convertible Securities, shall be increased or decreased by virtue of provisions therein contained, then such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the then outstanding Warrants, but not on any then outstanding Warrant Stock, on the basis of

   (c) treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

    (d) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase or decrease of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities.

        4.7. Other Provisions Applicable to Adjustments Under This Section. The following provisions shall be applicable to the making of adjustments provided for in this Section 4:

   (a) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends, but not subtracting any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. In case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration, if any, received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

     (b) When Adjustments to Be Made.  The adjustments required by this
Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made upon the earlier of (i) the date upon which such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment, and (ii) the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

     (c) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share

     (d) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

     (e) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, the Holder exercises this Warrant, any Additional Shares of Common Stock issuable and other property distributable upon exercise by reason of such adjustment shall be held in escrow for the Holder by the Company to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the then Current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Company and escrowed property returned.

   (f) Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Section 4, such determination may be challenged in good faith by the Majority Holders, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Company and acceptable to the Majority Holders.

  4.8. Reorganization, Reclassification, Liquidation, Dissolution, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, liquidate its assets, dissolve, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation or other entity (hereinafter, a "Reorganization") and, pursuant to the terms of such Reorganization, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right following the effectiveness of such Reorganization to receive, upon exercise of such Warrant, or, in the case of a liquidation of assets or a dissolution to receive, upon such liquidation or dissolution, without taking any further action, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such Reorganization by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event (without regard to the number of shares of Common Stock available or set aside for issuance upon such exercise). In case of any such Reorganization, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such appropriate modifications as are satisfactory to the Holder in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.8 "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.8 shall similarly apply to successive Reorganizations.

        4.9. Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in this Section 4 for which a specific adjustment is provided, then, unless such action will not have a materially adverse effect upon the rights of the Holder, the number of shares of Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

        4.10. Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

5. NOTICES TO WARRANTHOLDERS

        5.1. Notice of Adjustments. Whenever the number of shares of Common Stock or the class or type of stock or other property for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of this Warrant, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.2 or 4.7(a)), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.8 or 4.9) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder in accordance with
Section 17.2. The Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of a Warrant designated by the Holder.

        5.2. Notice of Certain Corporate Action. The Holder shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.

6. NO IMPAIRMENT

        The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Current Warrant Price immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

        Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

7. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

        From and after the Closing Date, subject to the limitation set forth in the last sentence of this paragraph, the Company shall at all times reserve and keep available for issue upon the exercise of warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the exercise in full of all outstanding Warrants and Other Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, taking appropriate board action, recommending such an increase to the holders of Common Stock, holding shareholders meetings, soliciting votes and proxies in favor of such increase to obtain the requisite shareholder approval and upon such approval, the Company shall reserve and keep available such additional shares solely for the purpose of permitting the exercise of Warrants or Other Warrants. Prior to the earlier of (i) May 31, 1998 or (ii) the approval by the shareholders of the Company of an increase in the number of authorized shares of Common Stock as contemplated in the Unit Purchase Agreement, the Company shall be in compliance with this Section 7 to the extent that it reserves and keeps available out of its authorized but unissued shares of Common stock, solely for the purpose of permitting the exercise of Warrants and Shortfall Warrants (as defined in the Unit Purchase Agreement), 2,267,421 shares of Common Stock.

        All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued, fully paid and nonassessable and free and clear of any liens, claims and restrictions (other than as provided herein). Except as provided in this Warrant, no stockholder of the Company has or shall have any preemptive rights to subscribe for such shares of Common Stock.

        Before taking any action which would result in an adjustment in the number of shares of Common Stock or the type of consideration for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

        If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (otherwise than as provided in Section
9) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

8. TAKING OF A RECORD; STOCK AND WARRANT TRANSFER BOOKS

        In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9. RESTRICTIONS ON TRANSFERABILITY

        The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this
Section 9. The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

        9.1. Restrictive Legends.  (a)  Except as otherwise provided in this
Section 9, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with legends in substantially the following form:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities or blue sky laws of any state and are subject to the conditions specified in a certain Warrant dated October 27, 1997, originally issued by Code Alarm Inc. The shares represented by this certificate may not be sold, or otherwise transferred, in the absence of such registration or an exemption therefrom under such Act and under any such applicable state laws, or in violation of the provisions of the Warrant. A copy of the form of said Warrant is on file with the Secretary of Code Alarm Inc. The holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of such Warrant."

     "The shares represented by this certificate are subject to the terms and conditions of a Registration Rights Agreement, dated as of October 27, 1997."

  (b) Except as otherwise provided in this Section 9, each Warrant shall be stamped or otherwise imprinted with legends in substantially the following form:

     "This Warrant and the securities represented hereby have not been registered under the Securities Act of 1933, as amended, or under the securities or blue sky laws of any state and may not be sold, or otherwise transferred, in the absence of such registration or an exemption therefrom under such Act and under any such applicable state laws, or in violation of the provisions of this Warrant."

     "This Warrant and the securities represented hereby are subject to the terms and conditions of a Registration Rights Agreement, dated as of October 27, 1997."

  (c) (i) Unless and until the Company shall have exercised its right to repurchase Units pursuant to Section 8.01(a) of the Unit Purchase Agreement, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "This Warrant and the securities represented hereby may not be transferred except as part of Units with shares of Series A Preferred Stock of Code Alarm, Inc. and are subject to repurchase by Code Alarm, Inc. in accordance with the terms of a Unit Purchase Agreement dated as of October 27, 1997 among Code Alarm, Inc., Pegasus Partners, L.P. and Pegasus Related Partners, L.P."

        (ii)  In the event the Company shall have repurchased Units pursuant to
Section 8.01(a) of the Unit Purchase Agreement, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the third restrictive legend set forth hereon:

        "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN
        SECTION 9.1(c) HEREOF TERMINATED ON ____________, 199_, AND ARE OF NO FURTHER FORCE AND EFFECT."

        9.2. Notice of Proposed Transfers; Requests for Registration. Prior to any Transfer or attempted Transfer of any Warrants or any shares of Restricted Common Stock, the Holder of such Warrants or Restricted Common Stock shall deliver to the Company either a written opinion reasonably acceptable to the Company of Independent Counsel addressed to the Company or a no-action letter from the Commission to the effect that the proposed Transfer of such Warrants or such Restricted Common Stock may be effected without registration under the Securities Act and applicable state securities or blue sky laws. After delivery of the written opinion or the no-action letter to the Company, such Holder shall thereupon be entitled to Transfer such Warrants or such Restricted Common Stock. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer shall bear the restrictive legend set forth in
Section 9.1(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(b), unless in the written opinion of Independent Counsel addressed to the Company such legend is not required in order to ensure compliance with the Securities Act.

        9.3. No Transfer to Directed Electronics, Inc. The Holder shall not sell or otherwise transfer any Warrants to DEI, any affiliate of DEI, Mr. Darrell Issa, the president of DEI, any entity which, to the knowledge of the Holder, is controlled by Mr. Issa, or any person who, to the knowledge of the Holder, is a member of the immediate family (as such term is defined in Rule 16a-1 promulgated under the Exchange Act) of Mr. Issa.

        9.4. Termination of Restrictions. Notwithstanding the foregoing provisions of Section 9, the restrictions imposed by this Section upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirements of Section 9.1(a) and (b) shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto, or (ii) when the Company shall have delivered to the Holder or Holders of Warrants, Warrant Stock or Restricted Common Stock the written opinion of Independent Counsel stating that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by Section 9.1(b), 9.2 and 9.3 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the

Company, a new Warrant bearing the following legend in place of the first restrictive legend set forth hereon:

        "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN SECTIONS 9.1(b), 9.2 AND 9.3 HEREOF TERMINATED ON ____________, 199_, AND ARE OF NO FURTHER FORCE AND EFFECT."

        All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 9.1(a).

10. SUPPLYING INFORMATION

        The Company shall cooperate with each Holder of a Warrant and each Holder of Restricted Common Stock in supplying such information as may be reasonably requested by such Holder or reasonably necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

11. LOSS OR MUTILATION

        Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written indemnity agreement of Pegasus Partners, L.P. or Pegasus Related Partners, L.P. shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, in the case of mutilation, no indemnity shall be required if this warrant in identifiable form is surrendered to the Company for cancellation.

12. OFFICE OF THE COMPANY

        As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

13. REPURCHASE BY THE COMPANY OF WARRANT AND WARRANT STOCK

        13.1. Obligation to Repurchase Warrant and Warrant Stock. (a) In the event the Company has exercised its rights to redeem all of the Preferred Shares pursuant to Section 8.01(a) of the Unit Purchase Agreement, at any time and from time to time, at the election of the Holder, after the date which is three years and six months after the Closing Date, the Holder may, by notice to the Company (the "Put Notice"), demand repurchase of this Warrant, in whole or in part, and/or all or part of the Holder's shares of Warrant Stock which are Restricted Common Stock. Subject to the provisions of Section 13.2, the Company shall, on the date (not less than 30 days after the date of the Put Notice) designated in such Put Notice, repurchase from the Holder all or the portion of this Warrant and/or the number of shares of such Holder's Warrant Stock designated in the Put Notice for an amount determined by multiplying (x) the number of shares of Warrant Stock and/or the Common Stock subject to this Warrant or portion thereof being repurchased by (y) the Current Market Price per share of Common Stock determined as of the date of the repurchase demand and, in the event of repurchase of all or a portion of this Warrant, deducting from the product thereby obtained the Current Warrant Price times the number of shares of Common Stock subject to this Warrant (or portion thereof) being repurchased.

        (b) Notwithstanding the provisions of Section 13.1(a), if, at any time during the period between the date on which the Holder shall have delivered a Put Notice and the date of repurchase by the Company pursuant thereto, a Reorganization shall occur and the consideration received or receivable by stockholders in connection with such Reorganization shall consist solely of cash, then the Holder shall (whether or not the Holder shall have previously surrendered its Warrant and/or Warrant Stock for repurchase by the Company pursuant to this Section 13) be entitled to receive, on the date of such repurchase, the higher of (i) the amount payable to the Holder as determined pursuant to Section 13.1(a) and (ii) an amount equal to the amount of cash the Holder would have received upon the occurrence of such Reorganization had the Holder's Warrant (or the portion thereof being repurchased) been fully exercised immediately prior thereto less, in the event of a repurchase of all or a portion of this Warrant, the purchase price payable at such time for the purchase of the shares of Common Stock then subject to the Holder's Warrant (or the portion thereof being repurchased).

        (c) The Company shall not be obligated under this Section 13.1 to repurchase any Warrant or portion thereof and/or issued Warrant Stock if the Company is in default under any agreement or instrument evidencing the Company's or any of its Subsidiaries' indebtedness for borrowed money, and such default has not been waived, or if and to the extent such a repurchase (i) would cause an event of default to exist by reason of such repurchase, which event of default has not been waived, with respect to any such agreement or would violate any provision of any such agreement or instrument, or (ii) would be in violation of applicable law ("Restrictions"), in any such case as determined by an opinion of counsel to the Company reasonably acceptable to the Holder; provided, however, that the Company shall use its reasonable best efforts to have any such Restriction either waived or terminated (including, without limitation, by obtaining refinancing for any such indebtedness). In the event that, following receipt of a Put Notice, the Company will not repurchase all or any portion of such Warrant and/or Warrant Stock because of the existence of any Restriction, the Company shall, within twenty (20) days of receipt of the Put Notice, so notify the Holder in writing, setting forth the portion of the Warrant and/or Warrant Stock which will not be repurchased and the Restrictions which apply, and deliver to the Holder a copy of the opinion referred to in the prior sentence. In addition, in such event, the Company shall thereafter, upon the request of the Holder, use its best efforts to register the Warrant Stock and/or the Common Stock subject to this Warrant, in accordance with the terms of the Registration
Rights Agreement.

        13.2. Payment of Repurchase Price. The purchase price for any repurchase pursuant to Section 13.1 (the "Repurchase Price") shall be determined pursuant to Section 13.1 and shall be payable in cash.

        On the date of any repurchase of Warrants and/or Warrant Stock pursuant to this Section 13, the Holder shall assign to the Company its Warrant or portion thereof being repurchased and a certificate for the number of shares of Warrant Stock being repurchased, as the case may be, without any representation or warranty (other than that the Holder has good and marketable title thereto, free and clear of liens, encumbrances and restrictions of any kind), by the surrender of the Holder's Warrant and certificate for Warrant Stock together with, in the case of Warrant Stock, instruments of transfer reasonably acceptable to the Company, at the principal office of the Company referred to in
Section 2.1 against payment therefor of the Repurchase Price by, at the option of the Holder, (i) wire transfer to an account in a bank located in the United States designated by the Holder for such purpose or (ii) a certified or official bank check payable to the order of the Holder. If less than all of the Holder's Warrant is being repurchased, the Company shall, pursuant to Section 3, cancel such Warrant and issue in the name of, and deliver to, the Holder a new Warrant for the portion not being repurchased. If less than all of the shares represented by a certificate for Warrant Stock are being repurchased, the Company shall cancel such certificate and issue in the name of, and deliver to, the Holder a new certificate for the number of shares of Warrant Stock not being repurchased.

        13.3. Obligation to Repurchase When Preferred Shares Outstanding. So long as the Company has not exercised its rights to redeem all of the Preferred Shares pursuant to Section 8.01(a) of the Unit Purchase Agreement, the rights of the Holder to demand repurchase of this Warrant shall be governed by Section
8.02 of the Unit Purchase Agreement.

14. REGISTRATION RIGHTS

        This Warrant is entitled to the benefits of the registration rights provisions contained in the Registration Rights Agreement. The Company shall keep a copy of the Registration Rights Agreement, and any amendments thereto, at the office or agency designated by the Company pursuant to Section 12 and shall furnish copies thereof to the Holder upon request.

15. LIMITATION OF LIABILITY

        No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

16. DIVIDENDS ON UNDERLYING COMMON STOCK

        In the event that, at any time before the Charter Amendment (as defined in the Unit Purchase Agreement) shall have (a) been approved and adopted by the Company's stockholders, (b) been filed with the Department of Consumer and Industry Services of the State of Michigan and (c) become effective, or at any time after the Company shall have failed for any reason to issue Common Stock to the Holder upon exercise of this Warrant or shall have failed to comply with
Section 7 hereof, the Company shall pay a dividend or make any other distribution with respect to its Common Stock whether in the form of cash, evidences of indebtedness, securities or other property (other than a Common Stock dividend subject to the provisions of Section 4.1 or a dividend of warrants or rights to purchase Common Stock subject to the provisions of Section 4.2), then the Company shall pay to the Holder of this Warrant on the date of payment of such dividend or other distribution, an amount in cash equal to the number of shares of Common Stock issuable upon exercise of this Warrant in full on the record date for such dividend or other distribution (without regard to the number of shares of Common Stock available or set aside for issuance upon such exercise) multiplied by the sum of (i) the amount of cash and (ii) the fair value of any evidences of indebtedness, securities or other property distributed with respect to each share of Common Stock. The "fair value" of any such evidences of indebtedness, securities or other property shall mean the fair market value thereof, as determined by the Board of Directors in good faith, which good faith determination may be challenged by the Holder in accordance with Section 4.7(f).

17. MISCELLANEOUS

        17.1. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

        17.2. Notice Generally. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Warrant shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), or facsimile transmission, addressed as follows:

            (a)  If to the Company:

                 Code Alarm Inc.
                 950 East Whitcomb
                 Madison Heights, Michigan 48071
                 Attention: Rand Mueller and Craig Camalo
                 Facsimile: (248) 585-4799

                 with a copy to:

                 Pepper Hamilton & Scheetz LLP
                 100 Renaissance Center
                 Detroit, Michigan  48243
                 Attention:  Dennis S. Kayes, Esq.
                 Facsimile:  (313) 259-7926

            (b) If to the Holder, at its last known address appearing on the books of the Company maintained for such purpose.

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication shall be deemed to have been duly given five business days after being deposited in the mail, postage prepaid, if mailed; when delivered by hand, if personally delivered; or upon receipt, if sent by facsimile (followed by a confirmation copy sent by either overnight or two (2) day courier).

        17.3. Indemnification. The Company agrees to indemnify and hold harmless the Holder, its officers, directors, employees, agents, and attorneys from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against the Holder relating to or arising out of any litigation to which the Holder is made a party in its capacity as a stockholder or warrantholder of the Company; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a judgment by a court to have resulted from (i) the Holder's gross negligence or willful misconduct, (ii) actions or omissions taken or not taken by the Holder in any capacity other than as a stockholder or warrantholder of the Company or (iii) actions or omissions taken or not taken by the Holder solely as a stockholder or warrantholder of the Company and for which stockholders or warrantholders may be held liable under Michigan law.

        17.4.  Successors and Assigns.  Subject to the provisions of Sections
3.1 and 9, (i) this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder, and (ii) the provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

        17.5. Amendment. The Warrants may be modified or amended or the provisions thereof waived with the written consent of the Company and the Holder.

        17.6. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

        17.7. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

        17.8. Governing Law; Consent to Jurisdiction and Venue. In all respects, including all matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America. EACH OF THE COMPANY AND HOLDER CONSENTS TO PERSONAL JURISDICTION, WAIVES ANY OBJECTION AS TO JURISDICTION OR VENUE, AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE, IN THE CITY OF NEW YORK, STATE OF NEW YORK. Service of process on the Company or the Holder in any action arising out of or relating to this Agreement shall be effective if mailed to such party in accordance with the procedures and requirements set forth in
Section 17.2. Nothing herein shall preclude the Holder or the Company from bringing suit or taking other legal action in any other jurisdiction.

        17.9. Mutual Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS WARRANT.

                 IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its duly authorized officer and its corporate seal to be impressed hereon and attested by its Secretary or Assistant Secretary.

Dated: October __, 1997

                                        CODE ALARM INC.


                                        By:_______________________
                                            Name:
                                            Title:

Attest:


By:_______________________
     Name:
     Title:

                                   EXHIBIT A

                               SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

                 The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of _______ shares of Common Stock of CODE ALARM INC. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to __________________ whose address is ___________________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.


_____________________________                    (Name of Registered Owner)

_____________________________                    (Signature of Registered Owner)

_____________________________                    (Street Address)

_____________________________                    (City) (State) (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                   EXHIBIT B

                                ASSIGNMENT FORM

                 FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee      No. of Shares of Common Stock



and does hereby irrevocably constitute and appoint ______________ attorney-in-fact to register such transfer on the books of Code Alarm Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:  ____________________________
Name:   ____________________________

Signature:  ________________________

Witness:  __________________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.